Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Amended and Restated 2004 Long-Term Incentive Plan and the Orthofix Medical Inc. (formerly Orthofix International N.V.) Amended and Restated Stock Purchase Plan;
(2)
Form S-8 No. 333-226504 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) Second Amended and Restated Stock Purchase Plan, as amended;
(3)
Form S-8 No. 333-172697 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) Amended and Restated Stock Purchase Plan, as amended;
(4)
Form S-8 No. 333-226503 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) Amended and Restated 2012 Long-Term Incentive Plan;
(5)
Form S-8 No. 333-195797 pertaining to the Inducement Grant Non-Qualified Stock Option Agreement between Orthofix Medical Inc. (formerly Orthofix International N.V.) and Bradley R. Mason, the Inducement Grant Non-Qualified Stock Option Agreement between Orthofix Medical Inc. (formerly Orthofix International N.V.) and Mark A. Heggestad and the Inducement Grant Restricted Stock Agreement between Orthofix Medical Inc. (formerly Orthofix International N.V.) and Mark A. Heggestad;
(6)
Form S-8 No. 333-206098 pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) 2012 Long-Term Incentive Plan;
(7)
Registration Statement (Form S-8 No. 333-224548) pertaining to the Orthofix Medical Inc. (formerly Orthofix International N.V.) Inducement Plan for Spinal Kinetics Employees;
(8)
Form S-8 No. 333-233031 pertaining to the Orthofix Medical Inc. Employee Inducement Non-Qualified Stock Option Agreement for Jon Serbousek and Employee Inducement Restricted Stock Unit Agreement for Jon Serbousek;
(9)
Form S-8 No. 333-239090 pertaining to the Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan, as amended;
(10)
Form S-8 No. 333-258569 pertaining to the Orthofix Medical Inc. Second Amended and Restated Stock Purchase Plan, as amended;
(11)
Form S-8 No. 333-258571 pertaining to the Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan, as amended;
(12)
Form S-8 No. 333-268232 pertaining to the Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan, as amended;
(13)
Form S-8 No. 333-269116 pertaining to the Orthofix Medical Inc. Inducement Plan for SeaSpine Employees;
(14)
Post-Effective Amendment on Form S-8 to the Registration Statement (Form S-4 No. 333-268234) pertaining to the Orthofix Medical Inc.’s (i) SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan, as amended, (ii) the SeaSpine Holdings Corporation 2018 Employment Inducement Incentive Award Plan, and (iii) the SeaSpine Holdings Corporation 2020 Employment Inducement Incentive Award Plan; and
(15)
Form S-8 No. 333-269168 pertaining to the Orthofix Medical Inc.’s SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan, as amended;

of our reports dated March 6, 2023, with respect to the consolidated financial statements of Orthofix Medical Inc. and the effectiveness of internal control over financial reporting of Orthofix Medical Inc. included in this Annual Report (Form 10-K) of Orthofix Medical Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Dallas, Texas

March 6, 2023